Ref. No.: DEL/1926	December 20, 2017

Azure Power Global Limited

3rd Floor, Asset 301-304 and 307

Worldmark 3, Aerocity

New Delhi 110 037, India

Dear Sirs,

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus included in the registration statement on Form F-3, filed by Azure Power Global Limited on December 20, 2017, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

For Cyril Amarchand Mangaldas

By	/s/ Gokul Rajan
Partner

Cyril Amarchand Mangaldas

Advocates & solicitors

4th floor, prius platicum, d-3, district centre, saket, new delhi-110 017, india

T: + 91 11 6622 9000 f: +91 6622 9009 e: cam.delhi@cyrilshtoff.com w: www.cyrilshroff.com

Other offices: Mumbai, Bengaluru, Hyderabad, Chennai & adhmedabad